UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2023

IMUNON, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ	08648-2311
(Address of principal executive offices)	(Zip Code)

(609) 896-9100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	IMNN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2023, Imunon, Inc. (the “Company”) appointed Dr. Sébastien Hazard to the positions of Executive Vice President and Chief Medical Officer of the Company, effective as of December 11, 2023.

Dr. Hazard (age 52) served as Head of Clinical Development at Bicycle Therapeutics, Inc. from April 2021 through September 2023. Prior to joining Bicycle Therapeutics, Inc., Dr. Hazard served as Clinical Development Lead at GSK from June 2019 to April 2021. He also served as Senior Medical Director of Clinical Development from July 2018 to May 2019, and Senior Medical Director of Global Medical Affairs from August 2016 to July 2018 at TESARO, Inc. Dr. Hazard held various positions within Genentech, including Medical Director in Lung Cancer of U.S. Medical Affairs from November 2012 to July 2016. Dr. Hazard received a Doctorate in Medicine, Internal Medicine and Public Health from Paris VI Pitie Salpetriere, an Executive M.B.A. from INSEAD and a Master’s degree in epidemiology and statistics applied to clinical research from Paris VI University.

There is no family relationship between Dr. Hazard and any other director or executive officer of the Company. There are no transactions between the Company and Dr. Hazard disclosable pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as Executive Vice President and Chief Medical Officer, Dr. Hazard entered into an offer letter of employment with the Company, with his employment to be effective as of December 11, 2023. Pursuant to the offer letter, the Company will pay Dr. Hazard an initial salary of $475,000 and a targeted annual performance bonus of 50% of his annual base salary. Dr. Hazard will also receive (i) an option to purchase 80,000 shares of the Company’s common stock that will vest with respect to 25% of the subject shares on December 11, 2024 and the remaining 75% will vest in equal quarterly installments thereafter such that the stock option will be fully vested and exercisable as of the fourth anniversary of December 11, 2023, and (ii) a restricted stock award of 20,000 restricted shares that will vest on December 11, 2024, in each case subject to Dr. Hazard’s continued service to the Company on the applicable vesting dates. Dr. Hazard’s employment is “at will” and has no set term.

The stock options and restricted shares will be granted outside the Company’s 2018 Stock Incentive Plan, as an inducement material to Dr. Hazard’s entry into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4).

The foregoing description of the offer letter does not purport to be complete and is qualified in its entirety by the full text of the offer letter, a copy of which is attached to this Current Report on Form 8-K as exhibit 10.1.

Item 7.01	Regulation FD Disclosure

A copy of the Company’s press release announcing Dr. Hazard’s appointment as Executive Vice President and Chief Medical Officer and announcing the inducement grants is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Offer Letter of Employment between Imunon, Inc. and Sébastien Hazard
99.1	Press release dated December 11, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMUNON, INC.

Dated: December 11, 2023	By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Executive Vice President, Chief Financial Officer and Corporate Secretary